Exhibit 10.1

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Amendment to Natural Gas Liquids Exchange Agreement

By and Between

ONEOK HYDROCARBON, L.P.

And

EAGLE ROCK FIELD SERVICES, L.P. (successor to ONEOK TEXAS FIELD SERVICES, L.P.)

Dated:  December 1, 2005

THIS AMENDMENT AGREEMENT (this “Amendment”), made and entered into this 6th day of April, 2012 by and between ONEOK HYDROCARBON, L.P. (“Processor”) and EAGLE ROCK FIELD SERVICES, L.P. (“Customer”).

WITNESSETH:

WHEREAS, Customer and Processor are parties to that certain Natural Gas Liquids Exchange Agreement dated December 1, 2005 (the “Original Agreement”), as amended by that certain Amendment dated March 12, 2008 (the “First Amendment”), as further amended by that certain Amendment dated December 3, 2010 (the “Second Amendment”), as further amended by that certain Amendment dated August 18, 2011 (the “Third Amendment”, together with the Original Agreement, First Amendment and Second Amendment, hereinafter collectively referred to as the “Agreement”), which sets forth the terms and conditions for the exchange of NGLs owned or controlled by Customer as defined in the Agreement; and

WHEREAS, the parties now desire to amend the Agreement to (i) extend the term of the Agreement, and (ii) increase the volume of NGLs to be delivered under the Agreement from a new Dedicated Plant with a new Base Exchange Differential applicable to such new volume, as provided below.

NOW THEREFORE, in consideration of the mutual covenants and benefits provided herein, the parties do agree to amend the Agreement in the following aspects only:

1.     Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.     Term.  Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.1 Term.  This Agreement shall be effective as of the Effective Date, and shall continue in full force and effect until June 30, 2010 (the “Primary Term”), and the effectiveness shall extend until June 30, 2022 (the “Revised Contract Term”); provided that the period beginning July 1, 2010 and ending June 30, 2015 shall be the “Option Term”, with all provisions of the Agreement governed by and subject to the Option Term being so governed.  This Agreement shall continue in full force and effect after the Revised Contract Term from Contract Year to Contract Year unless or until terminated either by Customer or Processor upon ninety (90) Days advance written notice to the other party hereto

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

specifying a termination date at the end of the Revised Contract Term, or of any Contract Year thereafter.”

3.     Definitions.  The following are hereby added in alphabetical order to Section 1.1 of the Agreement as definitions:

‘“Arbuckle Pipeline Tariff” shall mean the applicable tariff that is on file and in effect with the FERC or the RRCT.’

‘“FERC” shall mean the United States Federal Energy Regulatory Commission or any successor agency with the same or similar authority.’

‘“RRCT” shall mean the Railroad Commission of Texas.’

‘“Sterling 3 Pipeline Completion Date” shall mean the first Day of the calendar Month following completion of the Sterling 3 Pipeline Construction with the pipeline being fully operational and ready to receive NGLs for transporting.’

‘“Sterling 3 Pipeline Construction” shall mean the construction by an Affiliate of Processor of that certain pipeline system that will be capable of transporting NGLs from Medford, Oklahoma to Mont Belvieu, Texas.’

‘“Wheeler Connection” shall mean the connection of Processor’s or its Affiliate’s pipeline facilities to the facilities of Customer’s Wheeler Plant.’

‘“Wheeler Plant” shall mean that certain gas processing plant located in Wheeler County, Texas.’

‘“Wheeler Plant Construction” shall mean the construction of the Wheeler Plant.’

‘“Wheeler Plant Completion Date” shall mean the earlier of July 1, 2013 or the first Day of the calendar Month following completion of the Wheeler Plant Construction with the Wheeler Plant being fully operational and producing NGLs for delivery to Processor.  Customer currently expects, and Processor is aware of Customers intention that, the Wheeler Plant will be operational and producing NGLs for delivery to Processor on April 1, 2013.’

4.     Wheeler Volume.  Effective as of the Wheeler Plant Completion Date, and applying prospectively thereafter, Estimated Production shall be increased above the current Estimated Production of 22,100 Barrels per Day (as reflected in Section 6 of the Third Amendment) by the Wheeler Volume, as defined below and subject to the following terms and conditions:

A.           The volume of NGLs (the “Wheeler Volume”) tendered by Customer from the Wheeler Plant is estimated to be in the amounts and for the periods as indicated below.

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Period	Dates	Estimated Wheeler Volume (Barrels per Day)
1	Wheeler Plant Completion Date through October 2013	[***]
2	November 2013 through April 2014	[***]
3	May 2014 through June 2014	[***]
4	July 2014 through January 2015	[***]
5	February 2015 through remainder of Agreement	[***]

B.             As of the Wheeler Plant Completion Date through the Day immediately preceding the Sterling 3 Pipeline Completion Date, the Exchange Point for all Wheeler Volume shall be Location A as defined in Section 3.5 of the Original Agreement.  As of the Sterling 3 Pipeline Completion Date, and applying prospectively thereafter, the Exchange Point for all Wheeler Volume shall be Location B as defined in Section 3.5 of the Original Agreement, notwithstanding anything in the Agreement to the contrary, including, without limitation, Subsection 3.5.C of the Original Agreement.  To the extent Processor purchases from Customer the Wheeler Volume at the then applicable Exchange Point pursuant to that certain Purchase Contract between the parties hereto effective June 1, 2006 (the “Purchase Contract”), any purchase made by Processor at the Belvieu Price (as defined in the Purchase Contract) shall be based on E/P for the pricing of ethane.

C.             For each Gallon of Wheeler Volume delivered to Processor, Customer shall pay Processor a Base Exchange Differential as follows:

i.                  As of the Wheeler Plant Completion Date through the Day immediately preceding the Sterling 3 Pipeline Completion Date, Customer shall pay the same Base Exchange Differential applicable to the Woodall Estimated Production (as defined in the Third Amendment) minus [***] per Gallon.  Such Base Exchange Differential shall be adjusted pursuant to Subsections 3.6.B(i) and 3.6.B(ii) of the Original Agreement and Subsection 4.F of this Amendment.

ii.               As of the Sterling 3 Pipeline Completion Date, and applying prospectively thereafter, Customer shall pay a Base Exchange Differential consisting of three (3) components: (a) a transportation fee (the “Transportation Fee”); (b) a fractionation fee (the “Fractionation Fee”); and (c) the Wheeler Volume Fuel Cost Fee (as defined and described in Subsection 4.D of this Amendment). The Transportation Fee and Fractionation Fee are as provided below in this Subsection 4.C.ii. and are adjusted annually. The Wheeler Volume Fuel Cost Fee is calculated monthly commencing as of the Wheeler Plant Completion Date .  The Transportation Fee shall be equal to [***] per Gallon of Wheeler Volume.  The Fractionation Fee shall be equal to (i) [***] per Gallon for ethane, and (ii) [***] per Gallon for Propane Plus.  The Transportation Fee and Fractionation Fee shall

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

be adjusted pursuant to Subsection 4.F of this Amendment. The fuel cost adjustment and electrical adjustment provided for in Subsections 3.6.B(i) and 3.6.B(ii) of the Original Agreement shall not apply to the Wheeler Volume from and after the Sterling 3 Pipeline Completion Date.

Such Base Exchange Differentials (as adjusted) shall be charged to Customer by Processor upon receipt of the Wheeler Volume at the Delivery Point.

D.            As provided in Subsection 4.C.ii. of this Amendment, Processor shall calculate and include in the Base Exchange Differential a fee to account for Processor’s cost of fuel gas (the “Wheeler Volume Fuel Gas Cost Fee”), such fee to be calculated monthly using the following formula:

$[***] x Gas Price = Wheeler Volume Fuel Gas Cost Fee (in cents per Gallon)

Where “Gas Price” = the monthly base price paid for natural gas (expressed in $/MMBtu) for the Month that NGLs are delivered to the Delivery Point, which is equal to the Houston Ship Channel-Index (“HSCI”) price for natural gas as published by the Inside FERC Gas Market Report (plus the applicable transport fees which currently is at [***]per MMBtu).

Example:       Inside FERC HSCI = $[***]/MMBtu

Applicable transport fees = $[***]/MMBtu

Wheeler Volume Fuel Gas Cost Fee = $[***] x ($[***] + $[***]) = $[***]/gal.

The Wheeler Volume Fuel Gas Cost Fee shall not be subject to adjustment as provided in Subsection 4.F below.

E.              Beginning [***], and applying prospectively thereafter, if at the end of any delivery Month, Customer fails to deliver to Processor ninety percent (90%) of the Wheeler Volume (the “Wheeler Take or Pay Amount”), Customer shall be obligated to pay to Processor a fee (the “Wheeler Take or Pay Fee”) as follows:

i.                  As of the Wheeler Plant Completion Date though the Day immediately preceding the Sterling 3 Pipeline Completion Date, the Wheeler Take or Pay Fee shall be the same as the Woodall Take or Pay Fee (as defined in the Third Amendment) minus [***] per Gallon, as adjusted pursuant to Subsection 4.F.i. of this Amendment, for each Gallon of the Wheeler Volume Customer did not deliver up to the Wheeler Take or Pay Amount.

ii.                As of the Sterling 3 Pipeline Completion Date, and applying prospectively thereafter, the Wheeler Take or Pay Fee shall be [***] per Gallon, as adjusted pursuant to Subsection 4.F.i. below, for each Gallon of the Wheeler Volume Customer did not deliver up to the Wheeler Take or Pay Amount.

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

The Wheeler Take or Pay Amount shall exclude such portion of the Wheeler Volume that is allocable to Days during such delivery Month that (i) Processor was unable to receive NGLs at the Delivery Point, or (ii) Customer, for reasons of Force Majeure, was unable to deliver NGLs to such Delivery Point.

F.              The Base Exchange Differential and the Wheeler Take or Pay Fee shall be adjusted annually as follows:

i.                  Beginning the first anniversary of the Wheeler Plant Completion Date, and on each anniversary thereafter (the “Escalation Date”), each of (i) the Base Exchange Differential in the case of Subsection 4.C.i. of this Amendment, (ii) the Fractionation Fee portion of the Base Exchange Differential in the case Subsection 4.C.ii. of this Amendment, and (iii) the Wheeler Take or Pay Fee in the case of Subsections 4.E.i. and ii. of this Amendment, shall be adjusted by multiplying the Base Exchange Differential(s) (or applicable portion thereof) and Wheeler Take or Pay Fee by a fraction, the numerator of which is the CPI for the twelve (12) month period prior to the Escalation Date, and the denominator of which is the CPI for the twelve (12) month period prior to the Wheeler Plant Completion Date (the “Base CPI”).  Notwithstanding the foregoing, if any of the yearly CPI’s fall below the Base CPI, then the adjustment provided for in the prior sentence shall not be performed.

ii.               The Transportation Fee portion of the Base Exchange Differential in the case of Subsection 4.C.ii. of this Amendment shall be adjusted on July 1 of each calendar year in accordance with the indexing methodology set forth in 18 C.F.R. §342.3 (Oil Pipeline Rate Methodologies and Procedures) or any successor thereto permitting carriers to index ceiling rates.  The Transportation Fee will first be adjusted in accordance with such methodology on [***], and shall be adjusted annually thereafter in accordance with the same methodology or, if such methodology is no longer applicable, then in accordance with any successor methodology that may hereafter be adopted by FERC applicable to NGL pipelines.  If no such successor methodology is adopted, then in accordance with a mutually agreeable methodology that will result in adjustments that are substantially the same as the adjustments that would have been made if the initial indexing methodology still applied.  Notwithstanding the foregoing, in no event will the Transportation Fee be adjusted below [***] per Gallon.

G.             The Wheeler Volume delivered by Customer hereunder shall meet the specifications in the Arbuckle Pipeline Tariff then in effect at the time of such delivery of NGLs by Customer.  Processor shall have the right to inspect and refuse to accept any NGLs which do not meet such specifications in effect at the time of the delivery of such NGLs.  Customer shall pay Processor all quality adjustment fees as set forth in the Arbuckle Pipeline Tariff in the event that Customer delivers NGLs which do not meet the required quality specifications.

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

5.               Dedicated Plant.  For purposes of the Agreement, the term Dedicated Plant(s) shall be deemed to include the Wheeler Plant, except that the Wheeler Plant shall not be included as an East Plant or West Plant and no provision in the Agreement referencing the Dedicated Plants shall apply to the Wheeler Plant if such application would be inconsistent or in conflict with the terms and conditions of this Amendment.

6.     Emissions Charges.  Notwithstanding anything contained in the Agreement to the contrary, in the event there is any law or regulation whereby a governmental authority requires Processor or any of its Affiliates (“ONEOK Entities”) to hold or acquire emission allowances or their equivalent or pay any taxes or fees related to the carbon or carbon dioxide content or emissions or the greenhouse gas content or emissions or any other emissions attributable to the NGLs exchanged or purchased hereunder, or the transportation, fractionation or storage of such NGLs (collectively, “Customer’s GHG Emissions”), Customer will pay Processor an additional fee hereunder (in cents per Gallon) in an amount to reimburse Processor for the costs incurred by Processor (whether directly or indirectly through reimbursement to any other ONEOK Entities) to obtain such allowances or their equivalents or to pay such taxes or fees attributable to Customer’s GHG Emissions.  If Customer incurs any other cost, expense, tax or assessment in order to comply with any law or regulation limiting or otherwise regulating Customer’s GHG Emissions (collectively, “Emissions Charges”), Customer shall pay Processor as an additional fee hereunder (in cents per Gallon) an amount to reimburse Customer for the Emission Charges incurred by Processor (whether directly or indirectly through reimbursement to any other ONEOK Entities) attributable to Customer’s GHG Emissions.  Any additional fees charged to Customer under this paragraph shall be included in a monthly invoice prepared and transmitted by Processor to Customer.  If Customer is required by law or regulation to provide emission allowances or their equivalent related to Customer’s GHG Emissions and/or is responsible for paying Emission Charges directly to the applicable governmental authority, Customer shall defend, indemnify and keep the ONEOK Entities whole for any consequences of its failure to perform such obligations as required.

7.     Ratification.  Processor and Customer each hereby ratifies, reaffirms and adopts the Agreement, as amended hereby, and agrees that the terms and conditions of the Agreement, as amended hereby, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals this 6th day of April, 2012.

PROCESSOR:	ONEOK HYDROCARBON, L.P.

	By:	ONEOK Hydrocarbon GP, L.L.C.,
its general partner

	By:	/s/ Sheridan Swords
	Name:	Sheridan Swords
	Title:	President

CUSTOMER:	EAGLE ROCK FIELD SERVICES, L.P.

	By:	Eagle Rock Pipeline G.P., LLC,
its general partner

	By:	/s/ J.A. Mills
	Name:	J.A. Mills
	Title:	CEO